FOR RELEASE
April 17, 2014

Contacts: Rob Stewart                            Media Contact: Adam Handelsman
Investor Relations                            President & Founder
Tel (949) 480-8300                            SpecOps Communications
Fax (949) 480-8301                            (212) 518-7721
adam@specopscomm.com

ACACIA RESEARCH REPORTS
FIRST QUARTER FINANCIAL RESULTS
AND ANNOUNCES PAYMENT OF QUARTERLY DIVIDEND

Newport Beach, Calif. - (BUSINESS WIRE) - April 17, 2014 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended March 31, 2014.

•	Revenues in the first quarter of 2014 were $12,578,000, as compared to $76,861,000 in the comparable prior year quarter.

•	GAAP net loss in the first quarter of 2014 was $24,421,000, or $0.51 per diluted share, as compared to GAAP net income of $5,113,000, or $0.10 per diluted share for the comparable prior year quarter.

•
Non-GAAP net loss in the first quarter of 2014 was $5,184,000, or $0.11 per diluted share, as compared to non-GAAP net income of $22,710,000, or $0.46 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.

•	During the first quarter of 2014 we invested in 3 additional patent portfolios.

•	Trailing twelve-month revenues as of the end of the first quarter of 2014 were $66,273,000, as compared to $228,548,000 as of the end of the prior year quarter.

•	Cash and cash equivalents and investments totaled $228,993,000 as of March 31, 2014 compared to $256,702,000 as of December 31, 2013.

Approval of Quarterly Dividend. Acacia Research Corporation also announced today that its Board of Directors has approved a quarterly cash dividend, payable in the amount of $0.125 per share, which will be paid on May 30, 2014, to shareholders of record at the close of business on May 1, 2014. Future cash dividends are expected to be paid on a quarterly basis and will be at the discretion of the Board of Directors.

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended March 31,
	2014	2013

Revenues (in thousands)	$12,578	$76,861
Net income (loss) (in thousands)	$(24,421)	$5,113
Non-GAAP net income (loss) (in thousands)	$(5,184)	$22,710
Diluted earnings (loss) per share	$(0.51)	$0.10
Pro forma non-GAAP net earnings (loss) per common share - diluted	$(0.11)	$0.46
New agreements executed	20	29
Licensing and enforcement programs generating revenues	21	31
Licensing and enforcement programs with initial revenues	3	11
New patent portfolios	3	9

As of March 31, 2014, trailing twelve-month revenues were as follows (in thousands):

As of Date:	Trailing Twelve -Month Revenues	% Change

March 31, 2014	$66,273	(49)%
December 31, 2013	$130,556	(28)%
September 30, 2013	$181,755	(10)%
June 30, 2013	$201,174	(12)%
March 31, 2013	$228,548	—%

Summary Financial Results
For the Three Months Ended March 31, 2014 and 2013

Revenues (in thousands):

	Three Months Ended March 31,		Change
	2014	2013	$	%

Revenues	$12,578	$76,861	$(64,283)	(84)%

New revenue agreements	20	29	—	—
Licensing and enforcement programs generating revenues	21	31	—	—
Licensing and enforcement programs with initial revenues	3	11	—	—

Revenues in the first quarter of 2014 decreased $64,283,000, or 84%, to $12,578,000, as compared to $76,861,000 in the comparable prior year quarter. In the first quarter of 2014, one licensee individually accounted for 39% of revenues recognized, as compared to three licensees individually accounting for 65%, 14% and 13% of revenues recognized during the first quarter of 2013.

Cost of Revenues (in thousands):

	Three Months Ended March 31,		Change
	2014	2013	$	%

Inventor royalties	$951	$18,481	$(17,530)	(95)%
Contingent legal fees	1,527	15,032	(13,505)	(90)%

First quarter 2014 total revenues, less inventor royalties expense and contingent legal fees expense was $10,100,000, or 80% of first quarter 2014 revenues, as compared to $43,348,000, or 56% of revenues in the comparable prior year quarter. The increase in total revenues, less inventor royalties and contingent legal fees expense as a percentage of total revenues was primarily due to, on average, a higher percentage of revenues recognized during the three months ended March 31, 2014 having no inventor royalty or contingent legal fee obligations and lower overall average inventor royalty rates, as compared to the revenues recognized during the three months ended March 31, 2013.

	Three Months Ended March 31,		Change
	2014	2013	$	%

Litigation and licensing expenses - patents	$8,994	$9,648	$(654)	(7)%

First quarter 2014 litigation and licensing expenses decreased due primarily to a minor decrease in litigation costs incurred, including litigation support and third-party technical consulting expenses, associated with ongoing and new licensing and enforcement programs commenced since the end of the comparable prior year quarter. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent partnering, prosecution, licensing and enforcement activities.

	Three Months Ended March 31,		Change
	2014	2013	$	%

Amortization of patents	$14,472	$11,730	$2,742	23%

First quarter 2014 non-cash patent amortization charges increased due to accelerated amortization related to patent portfolio write-downs totaling $2,565,000 and an increase in quarterly amortization expense for patent portfolios acquired since the end of the prior year period totaling $981,000. The increase was was partially offset by a decrease in accelerated amortization related to the recoupment of upfront advances to partners of $435,000 and scheduled amortization of $369,000.

Marketing, General and Administrative Expenses (in thousands):

	Three Months Ended March 31,		Change
	2014	2013	$	%

Marketing, general and administrative expenses	$6,928	$8,693	$(1,765)	(20)%
Non-cash stock compensation expense - MG&A	4,765	5,158	(393)	(8)%
Total marketing, general and administrative expenses	$11,693	$13,851	$(2,158)	(16)%

First quarter 2014 marketing, general and administrative expenses decreased due primarily to a decrease in variable performance-based compensation costs and a decrease in other corporate, general and administrative costs.

Income Taxes:

	Three Months Ended March 31,		Change
	2014	2013	$	%

Benefit from (provision for) income taxes (in thousands)	$1,372	$(3,272)	$4,644	(142)%
Effective tax rate	5%	39%

The tax benefit for the first quarter of 2014 reflects the application of an estimated annual effective tax rate to the GAAP pre-tax net loss reported for the first quarter of 2014 and the impact of a valuation allowance recorded for certain tax assets as of March 31, 2014.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	March 31, 2014	December 31, 2013

Cash and cash equivalents and investments	$228,993	$256,702
Accounts receivable	13,540	6,341
Total assets	574,726	593,393
Accounts payable and accrued expenses	12,295	11,555
Accrued patent acquisition costs	19,250	4,000
Royalties and contingent legal fees payable	3,895	10,447
Total liabilities	39,506	31,195

Summary Cash Flow Information:

	Three Months Ended March 31,
	2014	2013

Net cash provided by (used in):
Operating activities	$(20,432)	$16,825
Investing activities	33,315	(48,214)
Financing activities	(6,165)	2,746

Patent Acquisition Costs. Patent related acquisition costs paid in the first quarter of 2014 totaled $987,000, as compared to $4,010,000 during the comparable prior year quarter. As of March 31, 2014, accrued patent acquisition costs related to patent portfolios acquired during the first quarter of 2014 totaled $15,250,000, which was paid in the second quarter of 2014.

Quarterly Dividends Paid. Cash outflows from financing activities for the first quarter of 2014 included a quarterly cash dividend of $0.125 per share, paid on March 31, 2014 to shareholders of record at close of business on March 3, 2014, totaling $6,255,000.

See “Business Highlights and Recent Developments” below for a summary of patent portfolio acquisitions during the current quarter.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Lastly, for financial reporting purposes, tax expense is required to be calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards, however, the deduction related to the exercise and vesting of equity-based incentive awards is available to offset taxable income on our consolidated tax returns. Accordingly, the non-cash tax expense calculated without the excess benefit for financial statement purposes is credited to additional paid-in capital, not taxes payable, and does not represent a cash tax obligation. Management believes that providing a non-GAAP financial measure that excludes excess benefit related non-cash tax expense allows investors to asses our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (877) 419-6594 for domestic callers and (719) 325-4841 for international callers, both of whom will need to enter the conference ID 2173616 when prompted. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the Conference ID 2173616 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2014	2013

Revenues	$12,578	$76,861
Operating costs and expenses:
Cost of revenues:
Inventor royalties	951	18,481
Contingent legal fees	1,527	15,032
Litigation and licensing expenses - patents	8,994	9,648
Amortization of patents	14,472	11,730
Marketing, general and administrative expenses (including non-cash stock compensation expense of $4,765 for the three months ended March 31, 2014, and $5,158 for the three months ended March 31, 2013)	11,693	13,851
Research, consulting and other expenses - business development	992	1,024
Total operating costs and expenses	38,629	69,766
Operating income (loss)	(26,051)	7,095

Total other income	109	1,290
Income (loss) before benefit from (provision for) income taxes	(25,942)	8,385
Benefit from (provision for) income taxes	1,372	(3,272)
Net income (loss) including noncontrolling interests in operating subsidiaries	(24,570)	5,113
Net loss attributable to noncontrolling interests in operating subsidiaries	149	—
Net income (loss) attributable to Acacia Research Corporation	$(24,421)	$5,113

Net income (loss) attributable to common stockholders - basic	$(24,628)	$4,973
Net income (loss) attributable to common stockholders - diluted	$(24,628)	$4,974

Basic income (loss) per common share	$(0.51)	$0.10
Diluted income (loss) per common share	$(0.51)	$0.10

Weighted average number of shares outstanding, basic	48,329,375	47,859,774
Weighted average number of shares outstanding, diluted	48,329,375	48,104,242

Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income (Loss) and EPS
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013

GAAP net income (loss)	$(24,421)	$5,113

Non-cash stock compensation	4,765	5,158
Non-cash patent amortization	14,472	11,730
Excess benefit related non-cash tax expense	—	709

Non-GAAP net income (loss)	$(5,184)	$22,710

Pro forma non-GAAP net earnings (loss) per common share — diluted	$(0.11)	$0.46

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$133,403	$126,685
Short-term investments	95,590	130,017
Accounts receivable	13,540	6,341
Deferred income tax	3,139	3,139
Prepaid expenses and other current assets	7,617	7,546
Total current assets	253,289	273,728

Property and equipment, net of accumulated depreciation and amortization	782	766
Patents, net of accumulated amortization	290,197	288,432
Goodwill	30,149	30,149
Other assets	309	318
	$574,726	$593,393

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$12,295	$11,555
Accrued patent acquisition costs	19,250	4,000
Royalties and contingent legal fees payable	3,895	10,447
Total current liabilities	35,440	26,002

Deferred income taxes	3,747	4,874
Other liabilities	319	319
Total liabilities	39,506	31,195
Total stockholders’ equity	535,220	562,198
	$574,726	$593,393

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income (loss) including noncontrolling interests in operating subsidiaries	$(24,570)	$5,113
Adjustments to reconcile net income (loss) including noncontrolling interests in operating subsidiaries to net cash provided by (used in) operating activities:
Depreciation and amortization	14,552	11,774
Non-cash stock compensation	4,765	5,158
Excess tax benefits from stock-based compensation	—	(709)
Changes in assets and liabilities:
Accounts receivable	(7,199)	(35,508)
Prepaid expenses and other assets	(62)	(1,661)
Accounts payable and accrued expenses	740	8,430
Royalties and contingent legal fees payable	(6,552)	24,228
Deferred taxes, net	(2,106)	—

Net cash provided by (used in) operating activities	(20,432)	16,825

Cash flows from investing activities:
Purchases of property and equipment	(96)	(241)
Purchase of available-for-sale investments	(14,234)	(97,225)
Maturities and sales of available-for-sale investments	48,632	53,262
Patent acquisition costs paid	(987)	(4,010)

Net cash provided by (used) in investing activities	33,315	(48,214)

Cash flows from financing activities:
Dividends paid to shareholders	(6,255)	—
Contributions from noncontrolling interests in operating subsidiary	—	1,920
Excess tax benefits from stock-based compensation	—	709
Proceeds from exercises of stock options	90	117

Net cash provided by (used in) financing activities	(6,165)	2,746

Increase (decrease) in cash and cash equivalents	6,718	(28,643)

Cash and cash equivalents, beginning	126,685	221,804

Cash and cash equivalents, ending	$133,403	$193,161

Business Highlights and Recent Developments(2)

Business highlights of the first quarter of 2014 and recent developments include the following:

Revenues for the three months ended March 31, 2014 included fees from the following technology licensing and enforcement programs:

•	3G & 4G Wireless Patents	•	Messaging technology
•	4G Wireless technology	•	Online Gaming technology
•	Audio Communications Fraud Detection technology	•	Reflective and Radiant Barrier Insulation technology
•	Broadband Communications technology	•	Semiconductor Packaging technology
•	Computer-Aided Design technology*	•	Software Activation technology
•	Core Fiber Optic Network Architectures technology	•	Super Resolutions Microscopy technology*
•	DMT technology	•	Suture Anchors technology
•	Electronic Access Control technology*	•	Telematics technology
•	Gas Modulation Control Systems technology	•	Video Analytics for Security technology
•	Improved Lighting technology	•	Wireless Monitoring technology
•	Interstitial and Pop-Up Internet Advertising technology
________________________________________

*	Initial revenues recognized during the three months ended March 31, 2014.

•	3D Design Solutions LLC settled litigation with Cadence Design Systems, Inc. that was pending in the United States District Court for the Northern District of Texas.

•
Adaptix, Inc. resolved the dispute with Motorola Mobility LLC and Motorola obtained certain limited rights to the Adaptix patent portfolio. This agreement resolved the dispute between the parties currently pending in the United States District Court for the Northern District of California, Civil Action No. 5:13-cv-01774.

•
Body Science LLC entered into a settlement agreement with Koninklijke Philips N.V. regarding wireless medical diagnostic and monitoring systems. The agreement resolved litigation that was pending in the United States District Court for the District of Massachusetts.

•
Bonutti Skeletal Innovations LLC entered into a settlement and patent license agreement with Biomet, Inc., Biomet Sports Medicine LLC, Biomet Manufacturing LLC (formerly doing business as Biomet Manufacturing Corp.) The agreement resolved litigation pertaining to suture anchors and platelet concentration that was pending in the United States District Court for the Northern District of Indiana.

•
Brandywine Communications Technologies LLC entered into a settlement and patent license agreement with CenturyTel Broadband Services LLC, and Qwest Corporation. The agreement resolved all disputes between Brandywine and certain Century Link affiliates pending in the United States District Court for the Middle District of Florida, Civil Action No. 6:12-cv-286-CEH-DAB.

•
Brandywine Communications Technologies LLC entered into a settlement and patent license agreement with Windstream Corporation and Allworx Corporation. The agreement resolved litigation that was pending in the United States District Court for the District of Delaware.

•
Brandywine Communications Technologies LLC entered into a patent license and settlement agreement with Toshiba Corporation. The agreement resolved litigation that was pending in the United States Court for the Central District of California.

•
Brilliant Optical Solutions LLC entered into a settlement and patent license agreement with Fairpoint Communications, Inc. The agreement resolved litigation that was pending in the United States District Court for the Western District of Missouri.

•	All disputes and issues between Cell and Network Selection LLC and Motorola Mobility LLC have been resolved.

•
Cell and Network Selection LLC entered into a settlement and patent license agreement with Huawei Technologies Co., Ltd. This agreement resolved all disputes between Cell and Network Selection LLC and certain Huawei Technologies Co., Ltd affiliates pending in the United States District Court for the Eastern District of Texas, Civil Action No. 6:13-cv-00404.

•
Chip Packaging Solutions LLC entered into a settlement and patent license agreement with Sandisk Corporation. The agreement resolved litigation that was pending in the United States District Court for the CentralDistrict of California.

•
Computer Software Protection LLC entered into a settlement and patent license agreement with Nuance Communications, Inc. The agreement resolves litigation that was pending in the United States District Court for the District of Delaware.

•
Criminal Activity Surveillance LLC dismissed the litigation pending in the United States District Court for the Southern District of Texas against Behavioral Recognition Systems, Inc. covering patents directed to video analytics used in the field of security.

•
GT Gaming LLC entered into settlement and patent license agreements with Big Viking Games, Inc., CIE Games, Inc., and Digital Chocolate, Inc. The agreement resolved litigation that was pending in the United States District Court for the Southern District of California.

•
Light Transformation Technologies LLC entered into a settlement and patent license agreement with Feit Electric Company, Inc. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
O.S. Security LLC entered into a settlement and patent license agreement with Videx, Inc. The agreement resolves litigation that was pending in the United States District Court for the Northern District of Illinois.

•
Super Resolution Technologies LLC entered into a settlement and patent license agreement with GE Healthcare Biosciences Corp. The agreement resolved litigation that was pending in the United States District Court for the Northern District of Texas.

•
Unified Messaging Solutions LLC subsidiary has entered into a settlement agreement with PNC Bank, N.A. The agreement resolves litigation that was pending in the United States District Court for the Northern District of Illinois.

•
Acacia Research Group LLC and its affiliates continued their patent and patent rights partnering and acquisition activities adding 3 new patent portfolios in the first quarter of 2014, including the following:

•	In February 2014, partnered with a leading research institute to monetize the institute’s patents relating to ceramics and associated manufacturing processes for medical devices.

•	In March 2014, acquired US patents and foreign counterparts related to the use of shared memory in multimedia processing systems such as mobile phones, tablets and other consumer electronic devices.
_______________________
(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Acacia Research Group LLC, 3D Design Solutions LLC, Adaptix, Inc., Body Science LLC, Bonutti Skeletal Innovations LLC, Brandywine Communications Technologies LLC, Brilliant Optical Solutions LLC, Cell and Network Selection LLC, Chip Packaging Solutions LLC, Computer Software Protection LLC, Criminal Activity Surveillance LLC, GT Gaming LLC, Light Transformation Technologies LLC, O.S. Security LLC, Super Resolution Technologies LLC, Unified Messaging Solutions LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.